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                                                                    Exhibit 10.3


[Letterhead of Chase Manhattan Private Bank]

                                                                    John J. Volk
                                                                  Vice President

August 20, 1996

Mr. Ronald S. Lauder
c/o R.S.L. Communications, Inc.
767 Fifth Avenue
New York, New York 10153

Dear Mr. Lauder:

It is my pleasure to confirm to you that The Chase Manhattan Bank (the "Bank") is prepared to increase the line of credit (the "Line") to R.S.L.
Communications, Inc. by $10,000,000 up to a maximum amount of $50,000,000. The Line will be provided subject to the following terms and conditions:

Borrower:             R.S.L. Communications, Inc.

Guarantor:            Ronald S. Lauder

Amount:               Up to $50,000,000

Purpose:              Working capital

Rate:                 At the Borrower's option:
                      1) the Prime Rate, or
                      2) LIBOR + 1%, with all specific provisions outlined in
                         the documentation.

                      The "Prime Rate" is the rate announced from time to time by the Bank at its head office as its prime commercial lending rate.

Interest Payments:    Prime loans: Interest shall be payable monthly in arrears
                      and on any payment of principal.

                      Fixed rate loans: Interest shall be payable at the maturity of the loan and, for loans with maturity dates extending more than three months, at three month intervals, and on any payment of principal. Broken funding and other protective provisions shall apply to fixed rate loans.

Fees:                 1) 1/8% on $10,000,000 ($12,500) shall be payable upon
                         acceptance of this increase.

                      2) An additional fee of 1/8% on $25,000,000 will be
                         imposed if the amount outstanding under the Line remains above $25,000,000 after November 30, 1996.
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Expiration Date:      The Line will be available until April 30, 1997, unless
                      terminated earlier by the Bank or by the Borrower.

Conditions:           Signed personal financial statements of the Guarantor,
                      including a balance sheet listing assets and liabilities
                      (both direct and contingent) and statement of sources and uses, to be provided to the Bank semi-annually and at the Bank's request.

                      The most recent signed statements of R.S.L.
                      Communications, Inc. to be provided to the Bank at inception of this Line and annually thereafter and at the Bank's request.

                      Corporate resolutions authorizing the Borrower to enter into this Line and incumbency certificate indicating officers authorized to sign documentation for the Line.

                      Opinion of counsel to the Borrower acceptable to the Bank.

                      Any additional information that the Bank may reasonably request from time to time to be furnished promptly upon the Bank's request.

Expenses:             All legal and other expenses (including allocated costs of in-house counsel) are for the account of the Borrower, whether or not loans are advanced under the Line.

This Line is subject to satisfactory review by the Bank of all relevant documents including R.S.L. Communications, Inc.'s ability to borrow. The Line will be evidenced by documentation in form and substance satisfactory to the Bank, including the Amendment to the Grid Demand Promissory Note dated June 26, 1996.

This letter is for your information only and does not constitute a commitment by the Bank. The Line is extended at the Bank's discretion and is subject to the Borrower's and Guarantor's maintenance of a satisfactory relationship with, and a financial condition acceptable to the Bank.

Please acknowledge acceptance of the terms of this letter by signing below and returning it to my attention together with the above referenced Amendment along with a check to cover our $12,500 fee.

We are pleased to make these additional funds available under this Line and look forward to continuing to meet your Private Banking needs.

Sincerely,



Accepted:      R.S.L. Communications, Inc.


               By: /s/ R.S.L. Communications, Inc.        Date: 8/27/96
                   ------------------------------------
                   Title: Treasurer


Acknowledged:      /s/ Ronald S. Lauder                   Date: 8/27/96
                   ------------------------------------
                   Ronald S. Lauder
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                                  AMENDMENT TO
                           GRID DEMAND PROMISSORY NOTE
                             (EURODOLLAR/PRIME RATE)

THIS AMENDMENT, dated as of August 20, 1996, (the "Amendment"), is by and between THE CHASE MANHATTAN BANK, N.A. (the "Bank") and R.S.L. Communications, Inc. (the "Borrower").

The Bank and the Borrower have entered into a Grid Demand Promissory Note dated June 26, 1996, (the "Note"). The Bank and the Borrower desire to amend the Note to increase the amount from $40,000000 to $50,000,000.

Except as otherwise provided herein, the capitalized terms used in this Amendment shall have the respective meanings assigned to such terms in the Note.

                                    AGREEMENT

In consideration of the foregoing, and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1. AMENDMENT. The first paragraph of the Note is hereby amended to read in full as follows:

      "For value received, R.S.L., Communications, Inc. (the Borrower") hereby promises to pay to the order of The Chase Manhattan Bank, N.A. (the "Bank") at its office at 1211 Avenue of the Americas, New York, New York 10036 for the account of the Lending Office of the Bank, the principal amount of Fifty Million Dollars ($50,000,000) or, if less, the principal amount of each loan (the "Loans") made by the Bank to the Borrower, ON DEMAND.

2. CONDITIONS PRECEDENT. This Amendment shall not become effective until the Bank has received executed counterparts of this Amendment signed by each of the parties hereto.

3. CONTINUED EFFECTIVENESS. Except to the extent expressly amended hereby, all the terms of the Note remain in full force and effect.

4. APPLICABLE LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

5. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one agreement.

IN WITNESS WHEREOF, the Bank and the Borrower have duly executed this Amendment, all as of the day and year first above written.


                                 R.S.L. Communications, Inc.


                                 By:  /s/ R.S.L. Communications, Inc.
                                      --------------------------------
                                      Title: Treasurer

AGREED TO:

The Chase Manhattan Bank, N.A.


By: _________________________________
      John Volk, Vice President

                                               All references to Chemical Bank,
                                               The Chase Manhattan Bank, N.A.
                                               or The Chase Manhattan Bank,
                                               (National Association) shall mean
                                               The Chase Manhattan Bank, a
                                               New York State chartered bank.